Zumiez Inc. Reports December 2009 Sales Results

Net Sales Increased 7.7% to $77.6 Million; December 2009 Comparable Store Sales Increased 0.3%

EVERETT, WA -- (Marketwire - January 06, 2010) - Zumiez Inc. (NASDAQ: ZUMZ), a leading specialty retailer of action sports related apparel, footwear, equipment and accessories, today announced that total net sales for the five-week period ended January 2, 2010 increased 7.7% to $77.6 million, compared to $72.0 million for the five-week period ended January 3, 2009. The company's comparable store sales increased 0.3% for the five-week period, versus a comparable store sales decrease of 12.3% in the year ago period.

The company announced that based on better than planned quarter-to-date sales and product margins, it is increasing its expected sales and earnings guidance for the quarter ending January 30, 2009. The company now expects fiscal fourth quarter 2009 comparable store sales to decline in the mid-to-low single digit range versus its previous expectation for comparable store sales to decline in the high-to-mid single digit range. Based on the revised sales and margin projections, the company now expects fiscal fourth quarter 2009 net income per diluted share to range between $0.24 to $0.27, up from its previously issued guidance of net income per diluted share between $0.18 to $0.22. This guidance excludes any potential non-cash impairment charges and an accrual for a previously disclosed lawsuit. These potential expenses are currently being evaluated as part of the year end closing process and if material will be discussed in our year end earnings release in March 2010.

To hear the Zumiez prerecorded December sales message, please dial (585) 295-6795 (no passcode is required).

About Zumiez Inc.

Zumiez is a leading specialty retailer of action sports related apparel, footwear, equipment and accessories. Our stores cater to young men and women between ages 12-24, focusing on skateboarding, surfing, snowboarding, motocross and BMX. As of January 2, 2010 we operate 377 stores, which are primarily located in shopping malls and our web site address is www.zumiez.com.

Safe Harbor Statement

Certain statements in this press release and oral statements relating thereto made from time to time by representatives of the company may constitute forward-looking statements for purposes of the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. These statements include, without limitation, predictions and guidance relating to the company's future financial performance, brand and product category diversity, ability to adjust product mix, integration of acquired businesses, growing customer demand for our products and new store openings. In some cases, you can identify forward-looking statements by terminology such as, "may," "should," "expects," "plans," "anticipates," "believes," "estimates," "predicts," "potential," "continue," or the negative of these terms or other comparable terminology. These forward-looking statements are based on management's current expectations but they involve a number of risks and uncertainties. Actual results and the timing of events could differ materially from those anticipated in the forward-looking statements as a result of risks and uncertainties, which include, without limitation, those described in the company's quarterly report on Form 10-Q for the quarter ended October 31, 2009 as filed with the Securities and Exchange Commission and available at www.sec.gov. You are urged to consider these factors carefully in evaluating the forward-looking statements herein and are cautioned not to place undue reliance on such forward-looking statements, which are qualified in their entirety by this cautionary statement. The forward-looking statements speak only as of the date on which they are made and the company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

Company Contact:
Trevor Lang
Chief Financial Officer
Zumiez Inc.
(425) 551-1500, ext. 1564

Investor Contact:
ICR
Chad Jacobs
Brendon Frey
(203) 682-8200